Exhibit 13.2
CERTIFICATIONS
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
     Pursuant to 18 U.S.C. § 1350, the undersigned officer of Nissin Co., Ltd. (the “Company”) hereby certifies, to such officer’s knowledge, that the Company’s annual report on Form 20-F for the year ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: July 29, 2005

NISSIN CO., LTD.

/s/ Hitoshi Higaki
Name:	Hitoshi Higaki
Title:	Senior Managing Director and Executive Officer